News Release

Contact: Lucy Rutishauser, SVP Chief Financial Officer
(410) 568-1500
SINCLAIR REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

•	INCREASES REVENUE COMPARED TO PRIOR YEAR

•	REPORTS $0.42 DILUTED EARNINGS PER SHARE

•	DECLARES $0.18 QUARTERLY DIVIDEND PER SHARE

BALTIMORE (May 9, 2018) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months ended March 31, 2018.

CEO Comment:

“Our first quarter came in well ahead of guidance in all key financial metrics,” commented Chris Ripley, President and Chief Executive Officer.  “As expected and reflected in our first quarter guidance, advertising revenue was soft largely due to the lack of Olympics and Super Bowl on many of our stations and with the auto category coming off its recent highs from last year.  Fortunately, our distribution revenues now make up approximately half our media revenues which makes our business model very resilient to ad market volatility. Furthermore, growth and initiative advances in digital, network, programmatic and addressable advertising are showing results and becoming larger contributors. Lastly, our acquisition of Tribune Media is now approaching the final stages with an anticipated closing in late second quarter/early third quarter of 2018, as we await governmental approvals.”

Three Months Ended March 31, 2018 Financial Results:

•	Total revenues increased 6.1% to $665.4 million versus $626.9 million in the prior year period.

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Operating income was $107.3 million, including $5 million of one-time transaction costs, versus operating income of $157.6 million in the prior year period, which included $53 million of gains on asset dispositions.

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Included in operating income is $21 million of gains on asset dispositions, which includes an $83 million cash gain relating to our previously announced sale of spectrum in Milwaukee, which was sold pursuant to the National Broadband Plan, partially offset by a non-cash impairment charge of a non-media related real estate investment.

•	Net income attributable to the Company was $43.1 million versus net income of $57.2 million in the prior year period.

•	Diluted earnings per common share was $0.42 as compared to $0.61 in the prior year period.

Three Months Ended March 31, 2018 Operating Highlights:

•	Media revenues increased 6.0% to $643.7 million versus $607.1 million in the first quarter of 2017.

•	Political revenues were $7 million in the first quarter versus $2 million in the first quarter of 2017, a non-election year.

•	Distribution revenues were $314 million versus $276 million in the first quarter of 2017.

•	Revenues from our digital businesses increased 71%, as compared to the first quarter of 2017.

Recent Corporate Developments:

Transactions:

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The company announced definitive agreements to sell 23 television stations to Standard Media Group LLC, the Fox Broadcasting Company (“Fox”), Meredith Corporation, Howard Stirk and Cunningham Broadcasting Corporation, upon consummation of Sinclair’s acquisition of the stock of Tribune Media Company (NYSE: TRCO) (“Tribune”). Excluding those stations where Sinclair will continue to provide services after the dispositions, the stations are being sold for a combined $1.5 billion of gross sales proceeds, with another approximate $100 million of working capital to be retained by the Company, representing a 9.7x multiple of the stations’ 2017/2018 average cash flow. The sales are part of Sinclair’s larger acquisition of Tribune Media Company, in order to obtain necessary governmental approval of the Tribune transaction and for other business purposes and are expected to close at the same time as the Tribune transaction.

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The Company expects to close its announced acquisition of 100% of the issued and outstanding stock of Tribune late in the second quarter or early in the third quarter of 2018, subject to customary closing conditions, including approval by the FCC and antitrust clearance.

Content and Distribution:

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In May, Sinclair and the licensees of stations to which Sinclair provides services and Fox Broadcasting Company agreed to multi-year renewals of 34 Fox affiliates, including all eight of Tribune’s Fox affiliates which are not being sold to Fox.

•	In April, the Company entered into a multi-year retransmission renewal with Cox for the carriage of Sinclair stations, Tennis Channel and Sinclair’s national networks on its platforms.

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Sinclair’s award-winning news rooms, dedicated to impactful journalism with a local focus, have won 160 local news awards thus far in 2018, including 45 Regional RTDNA Edward R. Murrow Awards by 21 news rooms. Three of the stations that were recognized with regional Murrows, WBFF (Baltimore), WJLA (Washington, DC) and WGME (Portland, ME), separately, earned nationally-recognized awards for outstanding journalism as well. WBFF won the Investigative Reporting Award from the Society of Professional Journalists (SPJ) and a National Headliner Award. WJLA won a National Headliner Award, as well as the June L. Biedler Prize presented by The American Association for Cancer Research. WGME won a Gracie Award for News Program from the Alliance of Women in Media.

Community:

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In May, Sinclair awarded its Broadcast Diversity Scholarship to seven applicants, distributing over $30,000 in tuition assistance to students demonstrating a promising future in the broadcast industry.

Balance Sheet and Cash Flow Highlights:

•	Debt on the balance sheet, net of $1.038 billion in cash, cash equivalents and restricted cash, was $2.992 billion at March 31, 2018 versus net debt of $3.053 billion at December 31, 2017.

•	As of March 31, 2018, 76.5 million Class A common shares and 25.7 million Class B common shares were outstanding, for a total of 102.2 million common shares outstanding.

•	In March 2018, the Company paid a $0.18 per share quarterly cash dividend to its shareholders.

•	Routine capital expenditures in the first quarter of 2018 were $19 million with another $3 million related to the spectrum repack.

•	Program contract payments were $28 million in the first quarter of 2018.

Notes:

Certain reclassifications have been made to prior years’ financial information to conform to the presentation in the current year.

Outlook:
The following transactions closed during 2017 or 2018 and, therefore, the results of these transactions were not included in the corresponding pre-transaction periods: the acquisition of Tennis Media Company (March 1, 2017); the acquisition of DataSphere (June 1, 2017); the sale of Alarm Funding (March 7, 2017); the conversion of ASN to a joint venture with Silver Chalice and 120 Sports (April 13, 2017); and the purchase of Bonten and Esteem Broadcasting by the Company and Cunningham, respectively (September 1, 2017).

The Company currently expects to achieve the following results for the three months ending June 30, 2018 and twelve months ending December 31, 2018. The pending acquisition of Tribune and related divestitures are not reflected in the Company’s guidance below.

Second Quarter 2018

•	Media revenues are expected to be approximately $684.3 million to $688.4 million, up 7.5% to 8.1% year-over-year. Embedded in the anticipated 2018 results are:

•	Approximately $18 million to $19 million in political revenues as compared to $5 million in the second quarter of 2017

•	$318 million of distribution revenues as compared to $279 million in the second quarter of 2017.

•	Non-media revenues are expected to be approximately $30 million, compared to $15 million in the second quarter of 2017.

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Media production expenses and media selling, general and administrative expenses (together, “media expenses”) are expected to be approximately $460 million, including $3 million in stock-based compensation expense.

•	Program contract amortization expenses are expected to be approximately $25 million.

•	Program contract payments are expected to be approximately $28 million.

•	Corporate overhead is expected to be approximately $25 million, including $5 million of stock-based compensation expense and $4 million of one-time transaction costs.

•	Non-media expenses, including ONE Media and research and development costs, are expected to be $40 million, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $24 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $43 million.

•	A gain of approximately $3 million is expected to be recognized related to the reimbursement by the government for spectrum repack.

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Net interest expense is expected to be approximately $85 million ($83 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section. Interest expense includes $36 million of ticking fees related to the Term B loans raised in December 2017 related to the Tribune acquisition. The funds will be drawn when the transaction closes.

•	Equity and cost method investments are expected to be approximately $13 million of losses, assuming current equity investments.

•	Net cash taxes paid are expected to be approximately $5 million, based on the assumptions discussed in this “Outlook” section.

•	Total capital expenditures are expected to be approximately $49 million, of which $16 million relates to the spectrum repack and is expected to be reimbursed by the government.

Full Year 2018

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Media expenses, including trade expense, are expected to be approximately $1,815 million to $1,818 million, of which $163 million relates to acquisitions and revenue-generating initiatives, and $13 million to stock-based compensation expense.

•	Program contract amortization expense is expected to be approximately $105 million.

•	Program contract payments are expected to be approximately $110 million.

•	Corporate overhead is expected to be approximately $90 million, including $17 million of stock-based compensation expense, and $9 million of one-time transaction costs.

•	Non-media expenses, including ONE Media and research and development costs, are expected to be $126 million.

•	Depreciation on property and equipment is expected to be approximately $102 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $172 million.

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Net gains on asset dispositions is expected to be $62 million related to the sale of spectrum in Milwaukee and reimbursement by the government for spectrum repack, partially offset by the non-cash impairment charge of a non-media related real estate investment.

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Net interest expense is expected to be approximately $250 million (approximately $242 million on a cash basis), assuming no changes in the current interest rate yield curve, and changes in debt levels based on recent corporate developments and the assumptions discussed in this “Outlook” section. Interest expense includes $53 million of ticking fees on the Term B loans raised in December 2017 related to the Tribune acquisition, assuming the transaction closes at the end of the second quarter of 2018. The funds will be drawn when the transaction closes.

•	Equity and cost method investments are expected to be approximately $51 million of losses, assuming current equity investments.

•	The Company’s effective tax rate is expected to be a benefit of approximately low single digit percent rate with cash taxes estimated to be $20 million.

•	Total capital expenditures are expected to be approximately $180 million, which includes approximately $65 million related to the spectrum repack which is expected to be reimbursed by the government.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its first quarter 2018 results on Wednesday, May 9, 2018, at 9:00 a.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investors/ Webcasts." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-8033.

About Sinclair:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. Pro forma for the Tribune acquisition and related station divestitures, the Company will own, operate and/or provide services to 215 television stations in 102 markets. Sinclair is a leading local news provider in the country and operates the greatest number of award-winning news rooms in the industry and is dedicated to impactful journalism with a local focus. The Company has multiple national networks, live local sports production, as well as stations affiliated with all the major networks. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the impact of changes in national and regional economies, the completion of the FCC spectrum repack, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as it comes due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
REVENUES:
Media revenues	$643,651	$607,057
Non-media revenues	21,701	19,879
Total revenues	665,352	626,936

OPERATING EXPENSES:
Media production expenses	288,549	258,401
Media selling, general and administrative expenses	146,899	124,721
Amortization of program contract costs and net realizable value adjustments	26,950	31,019
Non-media expenses	21,223	18,402
Depreciation of property and equipment	27,325	23,981
Corporate general and administrative expenses	24,596	20,576
Amortization of definite-lived intangible and other assets	43,605	45,554
Gain on asset dispositions, net of impairment	(21,109)	(53,347)
Total operating expenses	558,038	469,307
Operating income	107,314	157,629

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(69,742)	(57,318)
Loss from extinguishment of debt	—	(1,404)
Loss from equity and cost method investments	(12,477)	(1,321)
Other income, net	3,271	1,696
Total other expense, net	(78,948)	(58,347)
Income before income taxes	28,366	99,282
INCOME TAX BENEFIT (PROVISION)	15,628	(28,579)
NET INCOME	43,994	70,703
Net income attributable to the noncontrolling interests	(871)	(13,501)
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$43,123	$57,202
Dividends declared per share	$0.180	$0.180
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share	$0.42	$0.62
Diluted earnings per share	$0.42	$0.61
Weighted average common shares outstanding	101,899	92,630
Weighted average common and common equivalent shares outstanding	102,917	93,692

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